Exhibit 2.1


                            STOCK EXCHANGE AGREEMENT
                           and PLAN of REORGANIZATION

         This Agreement ("Agreement") is made and entered into on April 12, 2002, by and among RENEGADE VENTURE (NEV.) CORPORATION, a Nevada corporation, as buyer (the "Company"); JOHNSTONE SOFTMACHINE CORPORATION, a Delaware corporation, as the acquired company ("Acquired Company" or "Johnstone"); and the sole shareholder of Johnstone (the "Johnstone Holders").

                                R E C I T A L S:

     A. The Johnstone Holders collectively own of record and beneficially 1,000,000 shares of common stock, without par value, of Johnstone (collectively, the "Johnstone Shares"), which are all the shares of Johnstone capital stock issued and outstanding; and

     B. The Johnstone Holders desire to sell to the Company, and the Company desires to purchase from the Johnstone Holders, all of the Johnstone Shares, on the terms and subject to the conditions of this Agreement; and

     C. The respective boards of directors of Johnstone and the Company have approved the execution of this Agreement and performance of the parties' respective obligations herein.

     NOW THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

     1. THE EXCHANGE.

          1.1 Sale and Purchase of the Johnstone Shares. On the terms and subject to conditions of this Agreement, at the Closing (defined below), the Johnstone Holders shall sell, transfer, assign, convey and deliver to the Company, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under applicable securities laws or as expressly agreed to herein by the Company), and the Company or its subsidiary shall purchase, accept and acquire, all of the Johnstone Shares from the Johnstone Holders, such purchase and sale being herein sometimes referred to as the "Exchange." The Company shall receive good and merchantable title to the Johnstone Shares. No cash shall be due to the Johnstone Holders. It is intended among all the parties that the Exchange shall constitute a tax free reorganization within the meaning of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

          1.2 Issuance of Exchange Shares. In full payment for the Johnstone Shares, the Company shall ratably issue and deliver to the Johnstone Holders in proportion to their respective ownership of the Johnstone Shares, an aggregate

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of Three Million (3,000,000) shares of the Company's common stock, $.001 par value per share (the "Exchange Shares"), being three (3) Exchange Shares for every Johnstone Share conveyed to the Company.

          The Exchange Shares will, when issued, be validly issued, fully paid, and nonassessable; the sale, issuance and delivery of the Exchange Shares on the terms herein contemplated has been authorized by all requisite corporate action of the Company; and the Exchange Shares will not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of the Company or any other person. The Exchange Shares shall be issued to LogiCapital Corporation, a Colorado corporation, the sole shareholder of Johnstone.

          1.3 Exchange Shares Not Registered. The Exchange Shares when issued will not be registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or states, but shall be issued in reliance upon the exemptions from registration provided by Section 4(2) of the Act and/or Rule 505 or 506 of Regulation D under the Act and under analogous state securities laws, on the grounds that the Exchange does not involve any public offering. The Exchange Shares will be "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from the Act's registration requirements is available for their resale. The prior written consent of the Company will be necessary for any transfer of any or all of the Exchange Shares, unless the shares have been duly registered under the Act or the transfer is made in accordance with Rule 144 or other available exemption under the Act. Nothing in this Agreement, however, precludes the subsequent registration of the Exchange Shares under the Act for resale on any appropriate form. All certificates evidencing the Exchange Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

                  "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

          1.4 Closing. Subject to the conditions precedent set forth herein, the consummation of the Exchange and any other transactions herein contemplated ("Closing") shall take place either at the offices of Brasher & Company, 90 Madison Street, Suite 707, Denver, Colorado 80206 or by the exchange of documents via courier, on or before April 30, 2002, which is herein referred to as the "Closing Date". The parties may by unanimous agreement provide for one or more postponements of the Closing.

          1.5 Further Assurances. Johnstone and the Johnstone Holders agree to execute all documents and instruments and to take or to cause to be taken all actions which the Company deems necessary or appropriate to complete the transactions contemplated by this Agreement, whether before or after the Closing.

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     2. OTHER AGREEMENTS OF THE PARTIES.

          2.1 Johnstone to Obtain Audited Financial Statements. Johnstone shall, within the time frame specified in Item 7(a)(4) of Form 8-K, obtain the audited financial statements called for by Item 310 of Regulation S-B of the Securities and Exchange Commission, including the required balance sheets, and statements of cash flows, operations and changes in stockholders' equity, together with all required footnotes and schedules, audited by certified public accountants who are members of the SEC Practice Section of the AICPA. Such statements shall be prepared in accordance with generally accepted accounting principles and applicable SEC rules and regulations, applied on a consistent basis.

     3. JOHNSTONE'S REPRESENTATIONS AND WARRANTIES. Johnstone hereby represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

          (a) Organization and Standing. Johnstone is a corporation duly organized, validly existing and in good standing under the laws of Colorado, with all requisite power and authority to carry on the business in which it is engaged, to own the properties and assets it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

          (b) Capitalization. Johnstone's authorized capital stock consists of 10,000,000 shares of common stock without par value, of which 1,000,000 shares have been issued and are outstanding, and 1,000,000 shares of Preferred Stock without par value, none of which are outstanding. All of the Johnstone Shares have been duly authorized, validly issued, and are fully paid and nonassessable. Except as expressed in this section, Johnstone does not have any other outstanding equity securities, options, warrants or similar instruments, and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby Johnstone is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of Johnstone of any type or class. No person has preemptive or similar rights as to the Johnstone Shares. Johnstone will prior to Closing provide to the Company a copy of all agreements and understandings between Johnstone and any third parties.

          (c) Subsidiaries. Johnstone currently has and at Closing will have no subsidiaries.

          (d) Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Johnstone Shares, Johnstone or any of its properties or assets in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to Johnstone, would materially affect its business, prospects, properties or financial condition or Johnstone's right to conduct its business as being conducted or expected to be conducted, except as disclosed on SCHEDULE 3(d). There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Johnstone Shares or Johnstone is a party or by which it is bound or affected, except as disclosed on SCHEDULE 3(d). Copies of material pleadings shall accompany such schedule.

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          (e) Estoppel. All statements made in this Agreement, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith, by Johnstone are true, correct and complete as of the date of this Agreement and will be so as of the Closing Date. All statements contained in any certificate made by any official of Johnstone and delivered to the Company shall be deemed representations and warranties of Johnstone.

          (f) Compliance with Laws and Permits. Johnstone has complied in all material respects with its articles of incorporation and bylaws (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of federal, state and municipal governments or any department, agency or other instrumentality thereof, domestic or foreign, applicable to its business or properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing. Johnstone has obtained all federal, provincial and municipal licenses and permits necessary to its properties and operations, is not in violation of any such license or permit and has not received any notification that any revocation or limitation thereof is pending or threatened.

          (g) No Undisclosed Material Liabilities. Johnstone has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), including liabilities as guarantor or surety or otherwise for the obligations of others and tax liabilities due or to become due, except as described in writing to the Company or on SCHEDULE 3(g). There is no basis for any material claim against Johnstone's assets, which involves an amount in excess of $10,000, except as disclosed in writing to the Company. Johnstone has no creditors whose prior consent might be required by law to the Exchange.

          (h) Material Transactions and Adverse Changes. Except as has been disclosed in writing to the Company, Johnstone has not and as of the Closing Date will not have: (i) suffered any materially adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the properties or business of Johnstone; (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action prohibited in this Section.

          (i) Taxes. All income, excise, unemployment, social security, occupational, franchise, ad valorem and other taxes, duties, assessments or charges levied, assessed or imposed upon Johnstone by any federal, state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed. Adequate reserves have been established for all income and other tax liabilities, except as otherwise disclosed on SCHEDULE 3(i). Johnstone has not waived any statute of limitations

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with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability. No consents have been filed by Johnstone pursuant to
Section 341(f) of the Internal Revenue Code of 1986, as amended.

          (j) Contracts. Attached to this Agreement, as SCHEDULE 3(j) is a list of all material contracts to which Johnstone is a party. With respect to each such contract, except as disclosed in writing to the Company, Johnstone is not in default, the contract is legal, valid, binding, in full force and effect and enforceable in accordance with its terms, and the contract will continue after the Closing to be legal, valid, binding, in full force and effect in accordance with its terms. Contracts or commitments described in any other Schedule need not be disclosed in SCHEDULE 3(j).

          (k) Indebtedness to and from Affiliates. Except as disclosed on
SCHEDULE 3(k), Johnstone is not indebted to any officer, director, employee or shareholder thereof as of the date of this Agreement, and no money or property is owed to Johnstone by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing Date.

          (l) Documents Genuine. All originals and/or copies of Johnstone's articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of directors and shareholders of Johnstone, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to the Company, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

          (m) Financial Statements and Records. Johnstone will provide to the Company two years' of financial statements, and all such statements shall fairly present the assets, liabilities and financial condition of Johnstone as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered. For purposes of this Agreement, such statements shall include all notes thereto. Johnstone also will furnish to the Company copies of its other books, accounts and records as requested.

          (n) Insurance. SCHEDULE 3(n) contains a list of all insurance policies Johnstone has in effect.

          (o) Authorization and Validity. The execution, delivery and performance by Johnstone of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Johnstone and all necessary approvals of the shareholder(s) of Johnstone will have been obtained by the Closing Date. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Johnstone and constitutes and will constitute legal, valid and binding obligations of Johnstone, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

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          (p) Consents; Approvals; Conflict. Except for compliance with applicable federal and state securities laws, no consent, approval, authorization or order of any court or governmental agency or other body is required for Johnstone and the Johnstone Holders to consummate the Exchange. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of, and no prior approval is necessary by or under, Johnstone's articles of incorporation, bylaws or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which Johnstone is a party.

          (q) Intellectual Property. Attached to this Agreement, as SCHEDULE 3(q) is a description of all registered trademarks, trademarks, service marks, copyrights, trade names and licenses, owned or held by Johnstone and applications pending therefor. Copies of each such right or application shall be furnished to the Company. Johnstone has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any patent, trademark, trade name, service mark or copyright belonging to any third person, and Johnstone has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation. Johnstone owns or hold adequate licenses or other rights to use all patents, trademarks, trade names, service marks and copyrights used in its business as now conducted, and such use does not conflict with, infringe upon or violate the rights of any third party in a manner which might have a materially adverse effect upon Johnstone.

          (r) Restrictive Covenants. Prior to the consummation of the Exchange, Johnstone shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, Johnstone will not, without the prior written consent of the Company, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any material indebtedness for borrowed money, (iv) make any loans or advances other than in the ordinary and usual course of business, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, or
(vii) mortgage, pledge, or subject to encumbrance any of its assets or properties or sell or transfer any of its assets or properties, except in the ordinary and usual course of business.

          (s) Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, Johnstone has made no other representations or warranties to Company in connection with the Exchange. Johnstone's decision to enter into the Exchange is based upon its own independent judgment and investigation and not on any representations and warranties of the Company other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

     4. REPRESENTATIONS AND WARRANTIES OF THE JOHNSTONE HOLDERS. The Johnstone Holders each represent and warrant to the Company that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

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          (a) LogiCapital Corporation owns of record and beneficially all
1,000,000 of the Johnstone Shares, which are free and clear of all liens, claims, rights or other encumbrances whatever and of all options and similar rights of third persons; and no person has or will have any right in and to such shares except as are created by force of law under any marital, community property or similar rights. No third party has or at Closing will have any right of first refusal, pre-emptive right, option or similar right to acquire any of the Johnstone Shares except as disclosed to the Company in writing prior to the Closing. Each Johnstone Holder represents and warrants that he, she or it is not now insolvent and will not be insolvent after selling and delivering the Johnstone Shares to the Company on the terms of this Agreement, and each Johnstone Holder is receiving new consideration at least equal to the full and fair value of the Johnstone Shares being sold. Each Johnstone Holder has the full right, power and legal capacity to enter into this Agreement and sell and deliver the Johnstone Shares to the Company.

          (b) The Johnstone Holders understand and acknowledge that the Company is not profitable and does not have full-time or professional management, and that the officers and directors of the Company after the Closing will principally consist of the current officers and directors of or persons designated by Johnstone. Each Johnstone Holder recognizes that the Exchange Shares are speculative and involve a high degree of risk, and that the prospects and future success of the Company depend principally upon the Johnstone Holders.

          (c) Each Johnstone Holder acknowledges and agrees that he, she or it or his, her or its representatives have been furnished with or offered substantially the same kind of information regarding the Company and its business, assets, financial condition and plan of operation as would be contained in a registration statement and included prospectus prepared in connection with a public offering of the Exchange Shares. Each Johnstone Holder further represents that he, she or it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the Exchange Shares.

          (d) In connection with the issuance and delivery of the Exchange Shares, each of the Johnstone Holders understands and acknowledges that the Exchange Shares have not been registered under the Act or any state laws in reliance upon exemptions from registration and that such shares will be restricted and subject to significant restrictions on transfer, as described in
Section 1.3 of this Agreement. Each Johnstone Holder is acquiring the Exchange Shares for his, her or its own account, and not for the account of any other person and not for distribution, assignment or resale to others, or for pledge or hypothecation, and no other person has or is intended to have a direct or indirect ownership or contractual interest in the Exchange Shares except as may exist or arise under marital property laws or otherwise by operation of law.

          (e) Each of the Johnstone Holders, alone or together with his, her or its respective adviser(s), has such knowledge and experience in financial, tax and business matters as to enable Johnstone Holder to utilize the information made available by the Company, in connection with the Exchange and issuance of the Exchange Shares, to evaluate the merits and risks of acquiring the Exchange Shares and to make an informed investment decision with respect thereto.

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          (f) All information which each Johnstone Holder has provided or will provide to the Company is or will be correct and complete as of the date furnished to the Company, and, if there should be any material change in such information prior to the Closing as to a Johnstone Holder, that Johnstone Holder will immediately provide the Company with such information.

          (g) No Johnstone Holder was solicited by the Company by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

          (h) Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, the Company has not made any representation or warranty to any Johnstone Holder in connection with this Agreement. Each Johnstone Holder's decision to enter into the Exchange is based upon his, her or its own independent judgment and investigation and not on any representations and warranties of the Company other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

          (i) To the best of the knowledge of each Johnstone Holder, all of the representations and warranties of Johnstone set forth in this Agreement are accurate and true.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Unless specifically stated otherwise, the Company represents and warrants to the other parties that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date.

          (a) Organization and Good Standing; Authority. The Company is and on the Closing Date will be duly organized, validly existing and in good standing under the laws of the State of Nevada, entitled to own its properties and operate its business as now being conducted. The Company has corporate power and authority to enter into this Agreement and the related agreements contemplated herein, to executive and deliver and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (b) Authorized Capitalization. As provided in its Articles of Incorporation, the authorized capital stock of the Company consists of 50,000,000 shares of common stock, $.001 par value, of which 320,000 are outstanding, and 5,000,000 shares of undesignated preferred stock, $.001 par value, none of which are outstanding.

          (c) Outstanding Options, Warrants or Other Rights. Except as expressly set forth, herein, the Company does not have outstanding any option, warrant or similar instrument and is not a party to or bound by any agreement, instrument,

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arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby the Company is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company of any type or class. The Company shall provide to Johnstone a list of all holders of the Company's capital stock and stock options, the number of shares held by each and the number of each certificate held, duly certified by the Secretary or Transfer Agent of the Company.

          (d) Subsidiaries. The Company has one subsidiary, Johnstone Softmachine Corporation, a Colorado corporation, which is wholly owned. Johnstone is a corporation which holds a license to use certain data derived from the securities markets, which is its only asset. Johnstone does not currently have any revenues or liabilities, and the Company has not assumed any debt or other obligation in connection with Johnstone.

          (e) Documents Genuine. All originals and/or copies of the Company's articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of shareholders, directors and committees of directors of the Company, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to Johnstone, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

          (f) Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Company is a party or by which it is bound or affected.

          (g) Compensation Plans. Except as described below, the Company has not authorized and does not have in effect any stock options or stock purchase plans, dividend reinvestment plans or similar plans pursuant to which any person is entitled to acquire capital stock of the Company or any securities convertible into or exchangeable for its capital stock. The Company has delivered to Johnstone a copy of each plan and grant of common shares and options described below. No shares will be awarded or issued pursuant to such plans, or otherwise, without the prior written authorization of Johnstone.

               (i) The Company has in effect a 1997 Compensatory Stock Option Plan, covering 2,000,000 shares of the Company's common stock. Options have been granted covering a total of 1,000,000 shares under this plan. No other options will be granted under this plan prior to Closing except as herein expressly provided for, without Johnstone's prior written consent.

               (ii) The Company has in effect a 1997 Employee Stock Compensation Plan covering 1,000,000 of the Company's common shares, pursuant to which the Company may award shares of common stock to persons defined therein as

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     employees. The Company has not awarded any shares under this plan, and no shares will be awarded under this plan prior to Closing except as herein expressly provided for, without Johnstone's prior written consent.

          (h) Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by the Company and constitute and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

          (i) Financial Statements. The Company will provide to Johnstone all of the Company's financial books and records and such audited and unaudited financial statements of the Company, back to inception, as exist and as Johnstone requests. All such statements shall fairly present the assets, liabilities and financial condition of the Company as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered. For purposes of this Agreement, such statements shall include all notes thereto.

          (j) No Undisclosed Material Liabilities. The Company has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), which singly or in the aggregate are material to it, except as disclosed in the Company's financial statements or otherwise disclosed in writing to Johnstone.

          (k) Taxes. All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed.

          (l) Indebtedness to or from Affiliates. The Company is not and will not be indebted to any officer, director, employee or shareholder thereof as of the Closing Date. No money or property is owed to the Company by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing.

          (m) Insurance. The Company does not now have any insurance policy in effect and will not obtain any insurance policy prior to Closing.

          (n) Books, Records and Accounts. Except for the minute book and accounting and corporate records of the Company furnished to Johnstone, there are no other books, records or accounts of the Company. Johnstone shall have the right to review and obtain all records, books and accounts of the Company.

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          (o) Estoppel. All statements made herein, or in any Exhibit or
Schedule hereto, or in any document or certificate executed and delivered herewith by the Company are true, correct and complete as of the date of this Agreement and will be so as of the Closing. All statements contained in any certificate made by any officer or director of the Company and delivered to Johnstone shall be deemed representations and warranties of the Company.

          (p) Consents; Approvals; Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, constitute a breach of the Company's articles of incorporation and bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement of instrument to which the Company is a party or by which it is bound nor, to the best of the Company's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Company.

          (q) Restrictive Covenants. Prior to the consummation of the proposed Exchange, the Company shall not engage in any business or activity other than attempting to consummate the Exchange. Furthermore, the Company will not, without the prior written authorization of Johnstone, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course, (iii) declare or pay any dividend or make any other distribution with respect to its capital stock, (iv) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, (v) make any investment of a capital nature, or (vi) enter into any contract, agreement, or other commitment which is material to the Company.

          (r) Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, Johnstone has made no other representation or warranty to the Company in connection with the Exchange. The Company's decision to enter into the Exchange is based upon the Company's own independent judgment and investigation and not on any representations and warranties of Johnstone other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

     6. CONDITIONS TO OBLIGATIONS OF THE PARTIES; DELIVERIES. All obligations of the parties under this Agreement are subject to the accuracy and truthfulness of all representations of the other parties, and the fulfillment, prior to the Closing, of all conditions precedent and to performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the party entitled to performance or to demand fulfillment of the covenant or delivery of the documents.

          6.1 Documents to be Delivered to the Company. At the Closing, the following documents shall be delivered to the Company by Johnstone or the Johnstone Holders, as the case may be, which documents shall be satisfactory in form and content to the Company's counsel:

          (a) Certificates executed by the chief executive officer and the chief financial or accounting officer of Johnstone, dated the Closing Date, certifying that the representations and warranties of Johnstone contained in this Agreement and the information set forth in all Schedules and Exhibits of Johnstone hereto are then true and correct and that Johnstone has complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by Johnstone.

          (b) A copy of the directors' resolution or the minutes of the meeting of the directors of Johnstone approving the execution and performance of this Agreement.

          (c) All certificates evidencing the Johnstone Shares, each endorsed on the reverse side for transfer or accompanied by a signed stock power in form satisfactory to the Company.

          (d) All Schedules, properly filled out, and all documents and Exhibits called for in this Agreement.

          (e)  Current Bylaws.

          (f)  Articles of Incorporation, and all amendments and restatements.

          (g) Minutes from all Board of Directors Meetings and Shareholders Meetings from inception.

          6.2 Documents to be Delivered to Johnstone and the Johnstone Holders. Prior to the Closing, and as a condition precedent to Closing, each of the following documents shall be delivered to Johnstone and the Johnstone Holders by the Company, and the documents must be satisfactory in form and content to Johnstone Holders, Johnstone and its counsel:


          (a) To the Johnstone Holders, certificates evidencing the Exchange Shares in the proper denominations.

          (b) To Johnstone, a certificate executed by the Company dated the Closing Date, certifying that the representations and warranties of the Company contained in this Agreement and the information set forth in all Schedules and Exhibits of the Company are then true and correct and that the Company has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

          (c) To Johnstone and the Johnstone Holders, a copy of the directors' resolution or the minutes of the meeting of the directors of the Company approving the execution and performance of this Agreement.

          (d) All Schedules, properly filled out, and all Exhibits called for in this Agreement.

          6.3 Conditions Precedent. The obligations of the parties under this Agreement are subject to the satisfaction of the following conditions (in addition to other conditions, covenants and terms of this Agreement), unless waived in writing, on or prior to the Closing:

          (a) Representations and Warranties Correct. The representations and warranties of every party contained in this Agreement shall be in all material respects true and correct on and as of the Closing Date as if made on such date.

          (b) Compliance. The Company, Johnstone and the Johnstone Holders each shall have performed all covenants and agreements, satisfied all conditions and complied with all other terms and provisions of this Agreement to be respectively performed, satisfied or complied with by it as of the Closing Date.

          (c) No Errors or Misrepresentations. The Company shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by any of the other parties, and Johnstone shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by the Company.

          (d) Due Diligence Examination. The Company and Johnstone shall have completed their due diligence examination of the other party to their satisfaction, including all books, records, contracts, documents listed in paragraph 6.2 and other documents and all financial affairs of the other party.

          (e) Legal Matters. All legal matters in connection with this Agreement and the consummation of all transactions herein contemplated, and all documents and instruments delivered in connection herewith shall be reasonably satisfactory in form to each party.

          (f) No Litigation or Proceedings. No injunction or restraining order of any federal or state court is in effect which prevents the purchase of the Assets or issuance and delivery of the Exchange Shares, and no lawsuit or other proceeding has been filed by any person by the Closing Date contesting or attempting to enjoin either action, and no action is taken and no law is passed after the date of this Agreement which prevents the Exchange.

     7. OTHER COVENANTS OF THE PARTIES. The parties agree that, prior to the
Closing:

          (a) Effectuation of this Agreement. The parties hereto each will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and state laws, rules and regulations as may be applicable to the contemplated transactions.

          (b) Restriction on Action. The parties each agree that he or it will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which he or it has undertaken to do in this Agreement or any related agreement.

          (c) Access and Information. To the extent each party deems necessary for purposes of this Agreement and the transactions contemplated hereby, Johnstone and the Company each shall permit the other, its counsel, accountants and other representatives to have full access, upon reasonable notice and during regular business hours, throughout the period prior to Closing, to its equipment, assets, properties, books and records, and will cause to be furnished to the requesting party and its representatives during such period all information it or its representatives may reasonably request.

          (d) Public Release of Information. The Company shall not issue any press release or make any other public release of information concerning the Exchange or this Agreement without the prior written consent of Johnstone, and neither Johnstone nor any Johnstone Holder shall issue any press release or make any other public release of information concerning the Exchange or this Agreement without the Company's prior written consent.

          (e) SEC Filings. Johnstone and the Johnstone Holders acknowledge and agree that all filings with the SEC required by SEC rules shall be done within the required time limits. The Company, Johnstone and the Johnstone Holders will participate in the preparation of all such filings.

     8. TERMINATION OF THIS AGREEMENT.

          8.1 Grounds for Termination. This Agreement shall terminate:

          (a) By mutual written consent of all parties;

          (b) By any party, if:

               (i) all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to the Closing Date, as it may be accelerated or extended, or if any Johnstone Holder refuses to execute this Agreement;

               (ii) any party shall have defaulted or refused to perform in any material respect under this Agreement, or if the Company or Johnstone should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either Johnstone or the Company has committed any unlawful acts affecting the other party;

               (iii) the transactions contemplated in this Agreement and related agreements have not been consummated on the Closing Date, as it may be mutually accelerated or extended, or

               (iv) either the Company or Johnstone shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

          8.2 Manner of Termination. Any termination of this Agreement shall be made in accordance with the above listed grounds and, if terminated by Johnstone or the Company, shall be accompanied by a copy of the resolution of the terminating party's board of directors. Written notice of termination shall be given to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the parties.

          8.3 Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement. This Section constitutes a mutual covenant of the parties, and either may judicially enforce it.

     9. CONFIDENTIALITY PROVISIONS. In connection with the proposed Exchange, the Company or Johnstone may, from time to time, furnish the other party and/or its representatives with certain Confidential Information (as defined below). As used in this Section, the terms "Company", "Johnstone" and "Johnstone Holders" includes their respective advisers, representatives, employees and agents and all successors and assigns. In consideration of the Company furnishing (prior to and subsequent to the date hereof) such Confidential Information, Johnstone and the Johnstone Holders agree as follows:

          (a) Confidential Information. Confidential Information means any and all memoranda, manuals, data, reports, interpretations, forecasts, market plans, market analyses, and records containing or otherwise reflecting information concerning the Company which is not available to the general public and which the Company later provides or has previously provided to Johnstone or any Johnstone Holder, together with analyses, compilations, forecasts, studies or other documents prepared by the Company, its agents, representatives (including lawyers, accountants and financial advisors) or employees which contain or otherwise reflect the foregoing described information, as well as any oral communications with respect to the foregoing.

          The term Confidential Information shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by Johnstone or a Johnstone Holder, or (ii) become available to Johnstone or a Johnstone Holder on a non-confidential basis from a source other than the Company or its agents which is not known to Johnstone or the Johnstone Holder to be prohibited from disclosing such Confidential Information to it by a legal, contractual or fiduciary obligation to the Company.

          (b) Confidentiality. The Confidential Information will be kept confidential and shall not, without the prior written consent of the Company, be disclosed by Johnstone or a Johnstone Holder, other than in connection with this Agreement. Johnstone and the Johnstone Holders agree to reveal the Confidential Information only to their representatives and employees who need to know the Confidential Information for the purposes described herein, who are informed by Johnstone or the Johnstone Holder, as the case may be, of the confidential nature of the Confidential Information and who shall agree in writing to act in accordance with the terms and conditions of this Confidential Agreement. Johnstone and the Johnstone Holders shall be liable for any breach of this Confidentiality provision by its or his respective representatives or employees.

          Without the prior written consent of the Company, except as required by law, Johnstone and the Johnstone Holders will not disclose to any person the fact that the Confidential Information has been made available, nor make any announcement that discussions or negotiations are taking place or have taken place concerning the matters set forth in this Agreement or any of the terms, conditions or other facts with respect to any transaction the Company is negotiating, including the status thereof.

          (c) Return of Confidential Information. Promptly upon completion or termination of this Agreement, all copies of the Confidential Information, except for that portion of the Confidential Information that consists of analyses, compilations, forecasts, studies or other documents prepared by Johnstone or a Johnstone Holder, will be returned to the Company. That portion of the Confidential Information that consists of analyses, compilations, forecasts, studies or other documents prepared by Johnstone or a Johnstone Holder and oral Confidential Information may be retained by Johnstone or the Johnstone Holder and kept confidential and subject to the terms of this Confidentiality Agreement or destroyed upon the request of the Company. Such destruction will be confirmed in writing to the Company.

          (d) Accuracy of Confidential Information. Johnstone and the Johnstone Holders acknowledge that the Company makes no express or implied representation or warranty as to the accuracy or completeness of the Confidential Information, and the Company expressly disclaims any and all liability that may be based on the Confidential Information, errors therein or omissions therefrom.

          (e) Protective Order. In the event that Johnstone or a Johnstone Holder or anyone to whom it or he transmits the Confidential Information becomes legally compelled to disclose any of the Confidential Information or any information relating to Johnstone's or a Johnstone Holder's opinion, judgment or recommendations concerning the Company as developed from the Confidential Information, Johnstone or the Johnstone Holder, as the case may be, will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Confidentiality Agreement. In the event that such waiver or such protective order or other remedy is not obtained, Johnstone or the affected Johnstone Holder(s) will furnish only that portion of the Confidential Information which it or they are advised by written opinion of legal counsel is legally required, and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. Neither Johnstone nor any Johnstone Holder shall oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

          (f) Reciprocal Nature of this Covenant. In the event that Johnstone or a Johnstone Holder provides Confidential Information to the Company, then the Company shall have the same obligation as Johnstone and the Johnstone Holders in this Section, and Johnstone or such Johnstone Holder(s) shall have the same rights and remedies as the Company set forth in this Section with respect to such Confidential Information.

     11. MISCELLANEOUS PROVISIONS.

          (a) Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the written consent of the party not seeking assignment, except that the Company may direct such an assignment to a wholly owned subsidiary corporation. No such assignment shall relieve the assignor of any obligations created under this Agreement.

          (b) Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

          (c) Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (d) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

          (e) Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all parties contained herein and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company, Johnstone or a Johnstone Holder, as the case may be, shall, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of two years.

          (f) Interpretation. This Agreement shall be governed by and construed under the laws of the State of Colorado and shall be interpreted as if all parties participated equally in its drafting. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

          (g) Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee.

          (h) Expenses. Except as otherwise provided in this letter, the parties shall each bear their own respective fees and expenses incurred in connection with the transactions contemplated herein.

          (i) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

          (j) Prevailing Party Clause. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, or failure or untruthfulness of any representation or warranty herein, the party or parties prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party or parties not prevailing.

          (k) Relationship of the Parties. Nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint venturers, or that any party or its employees is the employee or agent of the other. Neither Johnstone nor the Company has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party to any contract, agreement, arrangement, understanding or undertaking with any third party.

          (l) Exhibits, Schedules, etc. Each Exhibit to this Agreement shall be initialed by Johnstone and the Company, and each Schedule shall be initialed by the party providing it. Any Schedule provided by Johnstone Holders shall be initialed by all of the Johnstone Holders. If a Schedule does not apply, it must nonetheless be furnished and marked "not applicable." The information contained in every Schedule shall be updated as necessary as of a date as close as possible to the Closing Date and must be accurate and complete as of the Closing Date. Each party signing this Agreement represents and warrants, to all other parties, by such signature that he, she or it has carefully read this Agreement in its entirety and understands the provisions of this Agreement.

          (m) Registration Rights Agreement. The parties acknowledge that the Company has entered into a Registration Rights Agreement with the Johnstone Holders pursuant to which the Company has agreed to register the Exchange Shares for resale under the Act in certain circumstances. A copy of the Registration Rights Agreement is attached hereto as EXHIBIT A.

     IN WITNESS WHEREOF, all parties have executed this Agreement, and Johnstone and the Company have initialed every preceding page hereof, as of the dates respectively indicated below.


RENEGADE VENTURE (NEV.) CORPORATION JOHNSTONE SOFTMACHINE CORPORATION



By  /s/ Randy J. Sasaki                  By  /s/ Steven Bolton
    ------------------------------           ---------------------------------
        Randy J. Sasaki, President               Steven Bolton, Vice President

DATE: April 12, 2002                     DATE: April 12, 2002

LOGICAPITAL CORPORATION
  Sole Shareholder of Johnstone



By
  --------------------------------
         Authorized Officer

DATE: April 12, 2002


                             EXHIBITS and SCHEDULES
                                       To
    Stock Purchase Agreement and Plan of Reorganization Dated April 12, 2002


EXHIBIT A         Registration Rights Agreement

Johnstone Schedules:
--------------------


Schedule 3(d)     litigation
                           (NONE)

Schedule 3(g)     disclosure of material liabilities
                           (NONE)

Schedule 3(i)     taxes owed
                           (NONE)

Schedule 3(j)     material contracts

                           License Agreement with LogiCapital Corporation

Schedule 3(k)     affiliate relationships
                           (NONE)

Schedule 3(n)     insurance policies in effect
                           (NONE)

Schedule 3(q) patents, trademarks, service marks, licenses, franchises and other intellectual property

                           License Agreement with LogiCapital Corporation


                                    Exhibit A
                                       To
               Stock Exchange Agreement and Plan of Reorganization
                              Dated April 12, 2002


                       RENEGADE VENTURE (NEV.) CORPORATION
                       -----------------------------------


                          Registration Rights Agreement


     This Registration Rights Agreement, dated as of April 12, 2002, between RENEGADE VENTURE (NEV.) CORPORATION, a Nevada corporation having an address at 90 Madison Street, Suite 707, Denver, Colorado 80206 (the "Company") and LOGICAPITAL CORPORATION, a Colorado corporation having its address at 12373 East Cornell Avenue, Aurora, Colorado 80014 (together with all successors and assigns, the "Holder").

                                   BACKGROUND

     The Holder, the Company and Johnstone Softmachine Corporation, a Colorado corporation (the "Buyer"), are parties to a Stock Exchange Agreement and Plan of Reorganization, dated as of April 11, 2002 (the "Exchange Agreement"). The execution and delivery of this Agreement by the parties hereto is a condition precedent to the consummation of the transactions contemplated by the Exchange Agreement. After the transactions contemplated by the Exchange Agreement are effected, the Holder will be the holder of 3,000,000 shares (the "Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"). In order to induce the Holder to perform his obligations under the Exchange Agreement, the Company is granting to the Holder the registration rights set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

     1. Piggyback Registration. The Company hereby grants to holder certain rights to register the Shares under the Securities Act of 1933, as amended ("Securities Act"), on the terms and subject to the conditions of this Agreement.

     (a) The Company shall give the Holder at least 30 days' prior written notice of each filing by the Company of a registration statement (other than a registration statement on Form S-4 or Form S-8 or on any successor forms thereto) with the Securities Exchange Commission (the "Commission") pursuant to which the Company is registering shares of its Common Stock under the Securities Act for sale by itself or others. If requested by the Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the underwriting discounts, if any, payable in respect of the Shares sold by Holder), register all or, at the Holder's option, any portion of the Shares concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Shares through the securities exchange, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. If the managing underwriter of any such offering shall determine and advise the Company that, in its opinion, the distribution of all or a portion of the Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Company will include in such registration first, the securities that the Company proposes to sell itself and second, the Shares requested to be included in such registration, to the extent permitted by the managing underwriter.

     (b) In the event of a registration pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to cause the Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 1(b) in which it is not otherwise required to qualify to do business.

     (c) The Company shall keep effective any registration or qualification contemplated by this Section 1 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder to complete the offer and sale of the Shares covered thereby.

     (d) In the event of a registration pursuant to the provisions of this Agreement, the Company shall furnish to the Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Shares included in such registration.

     (e) The Company shall notify the Holder promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

     (f) The Company shall advise the Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     (g) The Company shall promptly notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holder prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Holder shall suspend all sales of the Shares upon receipt of such notice from the Company and shall not re-commence sales until he receives copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Holder within 30 days of the date of such notice from the Company.

     (h) If requested by the underwriter for any underwritten offering of Shares, the Company and the Holder will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company, the Company's counsel and the Holders' counsel, and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Holder and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 2 of this Agreement.

     (i) The Company agrees that until all the Shares have been sold under a registration statement or pursuant to Rule 144 promulgated under the Securities Act or other available exemption from Securities Act registration requirements, it shall use its reasonable best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit the Holder to sell the Shares under Rule 144.

     (j) The Holder hereby agrees not to offer, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company's Common Stock held of record or beneficially owned by the Holder (other than those included in the registration) which at the time of the effective date of such registration statement may be sold or otherwise transferred in reliance upon Rule 144 during the period of time (not to exceed 180 days) determined by the Board of Directors of the Company upon advice of its managing underwriter, from and after the effective date of the registration statement; provided that the obligations of the Holder under this Section 1(j) shall not apply unless each officer and director of the Company then outstanding, in each case, who are not signatories to this Agreement, are bound by similar restrictions. Such restriction shall not apply to shares registered in such offering. In order to enforce this provision, the Company may impose stop-transfer instructions with respect to such Shares until the end of such period.

     (k) However, nothing herein or in the Exchange Agreement shall be construed to prohibit Holder from reselling all or part of the Shares in a private transaction or transactions exempt from Securities Act registration under
Section 4(1) thereof or otherwise; provided, however, that any such transferee(s) shall have the same registration rights and have the same obligations hereunder as Holder, and that Holder and all such transferees together shall share any resale limit imposed by an underwriter hereunder or imposed by Section 12(q) of the Exchange Agreement.

     2. Indemnification. The parties shall indemnify each other as provided below.

     (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, his employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Shares or (B) in any application or other document or communication (in this Section 2 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of the Holder's failure to comply with the terms and provisions of this Agreement, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

     If any action is brought against the Holder or any of his employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 2(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 2 to the contrary not withstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Shares or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Shares.

     (b) The Holder, jointly and severally, agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Shares held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 2(a) but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of Holder, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 2(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 2(a).

     (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 2(a) or 2(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or other wise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel) as one entity, and the Holder (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Holder, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 2(c) each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each employee, agent, and counsel of Holder or control person shall have the same rights to contribution as Holder and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject to each case to the provisions of this Section 2(c). Anything in this Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 2(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

     3. Miscellaneous Provisions.

     (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, the Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

     (b) Agreements and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the Company and the Holder.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail or facsimile, initially to the address set forth in the preamble to this Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3(c). All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; four (4) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if faxed.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     (e) Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

     (f) Headings. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without reference to its conflicts of law provisions. Each of the parties submits to the jurisdiction of any state or federal court sitting in Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in the Exchange Agreement. Nothing in this Section, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     (h) Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed as of the date first written above.


Renegade Venture (NEV.) Corporation        LogiCapital Corporation
                                           Shareholder)



By                                        By
   ----------------------------------        -----------------------------------
   Randy J. Sasaki, President                Authorized Officer